NEWS RELEASE
FOR IMMEDIATE RELEASE
VIDLER WATER RESOURCES, INC. ANNOUNCES CONTRACT WITH ALTERNATIVE ENERGY DEVELOPER FOR SALE OF LONG TERM STORAGE CREDITS IN ARIZONA

(Carson City, Nevada) - October 25, 2021

Vidler Water Resources, Inc. (“Vidler”) announced that it has entered into a sale and option contract with an affiliate of one of the world’s largest producers of wind and solar energy for a minimum of 28,000 and a maximum of 55,000 Long Term Storage Credits (“LTSC”) at the Company’s recharge facility in the Harquahala Valley, Arizona. The contract provides for the following:

•an initial sale of 1,250 LTSC at $400 per LTSC for proceeds of $500,000; and

•an option to purchase a minimum amount of 26,750 additional LTSC and up to a maximum of 53,750 additional LTSC on or before December 15, 2021, at a price of $400 per LTSC for proceeds of a minimum of $10.7 million and up to a maximum of $21.5 million; or

•an option to purchase a minimum amount of 26,750 additional LTSC and up to a maximum of 53,750 additional LTSC between December 16, 2021 and January 31, 2022, at a price of $450 per LTSC for proceeds of a minimum of $12 million and up to a maximum of $24.2 million.

The contract also provides that if the buyer exercises either purchase option and purchases the minimum amount of LTSC but less than the maximum quantity of LTSC under either purchase option, the buyer may, on or before January 31, 2022, make an additional payment of $200,000 to secure the right to purchase, on or before April 30, 2022, any remaining LTSC up to the maximum quantity at $450 per LTSC.

Vidler’s President and Chief Executive Officer, Dorothy Timian - Palmer, commented:

“We are extremely pleased to enter into a contract with this highly respected alternative energy producer for a significant quantity of our LTSC in the Harquahala basin in Arizona. We have previously worked with this company on certain of our properties in Nevada and Arizona, and we have found them to be an excellent partner with first rate innovative and sustainable energy solutions for the communities they serve. The affiliate’s parent company is actively involved in the Data Center and Green Hydrogen power space and, on the closing of this transaction, our water will provide them with the scarce resource required to manufacture clean energy. We look forward to further opportunities our business relationship may bring and potentially allow us to utilize some of our remaining Harquahala LTSC in the basin where they are stored.

“The contemplated sale of a significant portion of our current inventory of approximately 250,000 LTSC is vindication of our business plan to build a recharge and storage site in the Harquahala Valley for Colorado River water. Our investment has allowed water, which may not have been able to be stored when originally available - and potentially wasted – to be preserved for use when needed for projects that provide benefit to the citizens of Arizona. Given the well documented drought conditions in the Western U.S. – and the Tier 1 shortage on the Colorado River declared earlier this year – we are also working hard to allow our stored water to have the ability to be conveyed to end–users in Arizona outside the Harquhala Valley who require assured and sustainable supplies of water in these times of water shortage. We are currently in discussions with a number of commercial and residential developers and municipalities regarding the sale of our LTSC not only from our recharge facility in Harquahala but also from our current inventory of approximately 27,000 LTSC in the Phoenix Active Management Area.”

About Vidler Water Resources, Inc.

As of June 30, 2021, our primary holding was Vidler Water Company, Inc. (“Vidler”), a water resource and water storage business, with assets and operations primarily in the Southwestern U.S.

Our business is to source, develop and provide sustainable potable water resources to fast-growing communities throughout the Southwest U.S. that lack, or are running short of, available water resources.

We conduct our business by working closely with many constituents in these communities: regulators, utilities, Native North American tribes, community leaders, residential and commercial developers and alternative energy companies. We ensure the water resources we develop and sell are sustainable and provide benefit to the citizens of the communities and regions we serve.

Currently, we believe the highest potential return to shareholders is from a return of capital. As we monetize our water and real estate assets, rather than reinvest the proceeds, we intend to return capital to shareholders through a stock repurchase program or by other means such as special dividends. Nonetheless, we may, from time to time, reinvest a portion of proceeds from asset monetizations in further development of existing assets, if we believe the returns on such reinvestment outweigh the benefits of a return of capital.

OTHER INFORMATION

At June 30, 2021, we had a market capitalization of $244.0 million, and 18,346,863 shares outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those provisions and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation, statements regarding our business objectives, our ability to monetize our water resources, the future demand for our water resources, our ability to reduce net operating cash use, our ability to source additional revenue streams, our ability to preserve and utilize NOLs to offset taxable income and reduce our federal income liability, and our ability to monetize assets and return capital to shareholders through stock repurchases or through other means. Our forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties.

A number of other factors may cause actual results to differ materially from our expectations, such as: any slow down or downturn in the housing or in the real estate markets in which Vidler operates; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; the impacts of the COVID-19 global pandemic on the demand for real estate, the pace of real estate development, and demand for water resources to support residential and commercial real estate development; prolonged weakness in the overall U.S. and global economies; the performance of the businesses in which Vidler operates; the continued service and availability of key management personnel; and potential capital requirements and financing alternatives.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (775) 885-5000 or at http://vidlerwater.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

CONTACT:    Dorothy Timian-Palmer
        President and Chief Executive Officer
        (775) 885-5000

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